Exhibit 10.23

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”), is made and entered into effective as of this 15th  day of January, 2015, by and between Washington Prime Group, L.P., an Indiana limited partnership (the “Seller”), and Simon Property Group, L.P., a Delaware limited partnership (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of September 16, 2014 (the “Original Agreement,” and together with this Amendment, the “Agreement”), pursuant to which Seller agreed to sell, and Purchaser agreed to purchase, all of the Owner Parties’ right, title and interest in and to the Interests, upon and subject to all of the terms, covenants and conditions of the Original Agreement. Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Original Agreement;

WHEREAS, the Parties have elected to modify certain of the interests which are to be conveyed to designees of Purchaser in respect of University Park Village; and

WHEREAS, the Parties desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

1.                                      The fourth and fifth WHEREAS clauses of the Original Agreement are here by deleted in their entirety and replaced with the following:

“WHEREAS, Glimcher LP is the owner of one hundred percent (100%) of the shares of stock of Glimcher Properties Corporation, a Delaware corporation (“UPV Operator Owner”), which is the owner of one hundred percent (100%) of the membership interests (the “UPV Operator Interests”) of UPV Glimcher, LLC, a Delaware limited liability company (the “UPV Operator”), which is the sole general partner and the one hundred percent (100%) owner of the general partner interests (the “UPV GP Interests”) of UPV Glimcher L.P., a Delaware limited partnership (the “UPV Fee Owner,” collectively with UPV Operator Owner and UPV Operator, the “UPV Entities; each of the JG Entities and UPV Entities is an “Owner Party” and collectively are the “Owner Parties”);

WHEREAS, Glimcher LP is the one hundred percent (100%) owner of the limited partner interests (the “UPV LP Interests,” together with the UPV GP Interests, collectively, the “UPV Interests;” the JG Interests together with the UPV Interests, collectively, the “Interests”) of the UPV Fee Owner;”

2.                                      Purchaser hereby covenants to cause to be timely paid to and filed with the applicable Governmental Authorities any documentary stamp taxes and surtaxes, transfer taxes and similar charges payable in connection with the conveyance of the Interests by the Owner

Parties to Purchaser, and the amount of such payments shall be consistent with the dollar amounts listed on the closing statement.

3.                                      Seller acknowledges and agrees that to the extent covered by one or more general liability insurance policies of Glimcher in effect on or before the Closing, Seller (or the applicable subsidiary thereof) shall be responsible for the payment of any deductibles related to claims insured under such general liability insurance policies that have accrued during Glimcher’s period of ownership of the Centers.

4.                                      This Amendment may not be amended or modified in any way except by an instrument in writing executed by each of the parties hereto.

5.                                      This Amendment and all matters related hereto or thereto shall be construed and enforced in accordance with the laws of the State of Maryland without reference to principles of conflicts of law.

6.                                      All references in the Agreement to “this Agreement” shall hereafter be deemed to refer to the Original Agreement as amended by this Amendment.

7.                                      This Amendment constitutes the entire agreement among the parties hereto with respect to the matters set forth herein, and there are no other agreements, understandings, warranties or representations with respect to said matters.

8.                                      This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.  The receipt by any party hereto of a facsimile of any other party’s signature hereto shall be deemed to be incontrovertible evidence that such other party has executed and delivered this Amendment with the same force and effect as though the executed Original Agreement has been delivered.

9.                                      This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.

10.                               Except as amended hereby, the terms and provisions of the Original Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment to be effective as of the date first written above.

WASHINGTON PRIME GROUP, L.P.,
an Indiana limited partnership

By:	Washington Prime Group, Inc.,
an Indiana corporation, its sole general partner

By:	/s/ Robert Demchak
Name:	Robert Demchak
Title:	General Counsel

SIMON PROPERTY GROUP, L.P.,
a Delaware corporation

By:	Simon Property Group, Inc.,
a Delaware corporation, its sole general partner

By:	/s/ James M. Barkley
Name:	James M. Barkley
Title:	Secretary

Signature Page to First Amendment to Purchase and Sale Agreement